SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):  January 3, 1995



                               DRAVO CORPORATION
            (Exact name of registrant as specified in its charter)




       Pennsylvania           1-5642            25-0447860
      (State or other       (Commission      (I.R.S. Employer
     jurisdiction of       File Number)    Identification No.)
      incorporation)




                  3600 One Oliver Plaza
                     Pittsburgh, PA             15222-2682
              (Address of principal executive offices) (Zip Code)



                                (412) 566-3000
             (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

On January 3, 1995, Dravo Corporation, a Pennsylvania corporation and the registrant herein ("Dravo") caused to be sold to Martin Marietta Materials, Inc., a North Carolina corporation ("Materials"), substantially all of the assets of its construction aggregates business (the "Sale Transaction"). The Sale Transaction was effected pursuant to an Asset Purchase Agreement (the "Acquisition Agreement") dated as of January 3, 1995 among Dravo; Dravo Basic Materials Company, Inc., an Alabama corporation and wholly owned subsidiary of Dravo ("Dravo Basic"), and Atchafalaya Mining Company, Inc., a Louisiana corporation and a wholly owned subsidiary of Dravo Basic ("Atchafalaya"), on the one hand, and Materials, on the other hand. In the Sale Transaction, Materials acquired substantially all of the assets, properties and leases (collectively, the "Acquired Assets") used by Dravo Basic and Atchafalaya in the production, marketing, distribution and sale of aggregates products, including sand and gravel, crushed stone, shell, slag, ready mix concrete, concrete block, industrial filler material, and poultry feed calcium supplement and the capital stock of Dravo Bahama Rock Limited, a corporation incorporated under the laws of the Commonwealth of the Bahamas and a wholly owned subsidiary of Dravo Basic.

Dravo Basic's Ohio Valley operations, located in Cincinnati, Ohio; Pittsburgh, Pennsylvania; Parkersburg, West Virginia; Cave In Rock, Illinois; and Smithland, Kentucky, and Dravo Basic's Gulf Coast operations located in Alabama, Florida, Louisiana and Georgia, were all included in the Acquired Assets purchased by Materials. The Acquired Assets also included (i) Dravo Basic's limestone mining operation in the Bahamas which was operated by Dravo Bahama Rock Limited, and (ii)Atchafalaya's 50% joint venture interest in a shell dredging operation operating in Louisiana's coastal waters.

Under the Acquisition Agreement, certain assets and properties of Dravo Basic and Atchafalaya were excluded from the Sale Transaction, including all cash and cash equivalent assets; the capital stock of Dravo Natural Resources Company, a Delaware corporation which is 50% owned by each of Dravo Basic and Dravo Lime Company, a Delaware corporation and a wholly owned subsidiary of Dravo, through which Dravo conducts certain administrative functions; the capital stock and assets of Tideland Industries, Inc., a Louisiana corporation and wholly-owned subsidiary of Dravo Basic; and certain real property located in Hamilton County, Ohio, and Beaver County, Pennsylvania. The Acquisition Agreement also provides that Dravo, Dravo Basic and Atchafalaya will retain substantially all of the obligations and liabilities which arose from or in connection with Dravo Basic's and Atchafalaya's operations prior to the closing of the Sale Transaction.

At the closing, Materials paid Dravo Corporation total consideration of $122 million in cash. Pursuant to the Acquisition Agreement, Materials paid Dravo $114 million in cash (the "Initial Payment"), which represented the book value of the Acquired Assets as shown on Dravo Basic's November 30, 1994 unaudited consolidated balance sheet, plus a premium of Two Million Dollars ($2,000,000) less the aggregate amount accrued on such balance sheet (i) for those certain liabilities of Dravo Basic and Atchafalaya assumed by Materials pursuant to the terms of the Agreement, and (ii) the liabilities and obligations of Dravo
Bahama Rock Limited.   The Initial Payment is subject to final adjustment
based on the book value of the Acquired Assets as of December 31, 1994 plus a premium of Two Million Dollars ($2,000,000), reduced by (i) certain liabilities of Dravo Basic and Atchafalaya assumed by Materials pursuant to the terms of the Agreement; (ii) the liabilities and obligations of Dravo Bahama Rock Limited; and (iii) Dravo Basic and Atchafalaya's pro-rata share of certain liabilities and charges accruing prior to the closing date and certain
expenses relating to the Sale Transaction (the "Closing Value").   The Closing
Value will be determined on the basis of a Closing Balance Sheet which will be the consolidated balance sheet of Dravo Basic as of December 31, 1994. The Closing Date Balance Sheet is to be prepared by Dravo Basic, audited by KPMG Peat Marwick, and delivered to Materials within 45 days after January 3, 1995.

The Initial Payment was reduced by $3,000,000 in contemplation of possible changes between the November 30, 1994 balance sheet and the Closing Balance Sheet. If Materials disputes any of the items set forth on the Closing Date Balance Sheet, the Agreement provides that, if the dispute cannot be resolved by negotiations, then it will be resolved by a neutral accountant (Arthur Andersen & Co.) or, in the case of disputes regarding the quantity or quality of inventory, a jointly selected independent engineer.

At the Closing, Materials also paid Eight Million Dollars ($8,000,000) to Dravo in consideration of (i) a Noncompetition and Nondisclosure Agreement dated January 3, 1995 (the "Noncompetition Agreement") among Dravo, Dravo Basic and Dravo Lime, on the one hand, and Materials, on the other hand, and
(ii) a Crushed Limestone Aggregates Distributorship Agreement (Longview Plant) and a Crushed Limestone Aggregates Distributorship Agreement (Black River and Maysville Plants), each dated January 3, 1995, by and between Dravo Lime and Materials (collectively, the "Distributorship Agreements").

Prior to the consummation of the Sale Transaction, Materials offered employment to substantially all of Dravo Basic's employees. Following the closing, a limited number of remaining employees of Dravo Basic and certain employees of Dravo Natural Resources Company, on an interim basis, will collect for the benefit of Materials, the pre-closing accounts receivable of Dravo Basic and Dravo Bahama Rock Limited and will provide certain accounting and administrative services for certain entities sold by Dravo Basic to Materials.


Under the Noncompetition Agreement, Dravo, Dravo Basic and Dravo Lime agree that, with certain limited exceptions, through the eighth (8th) anniversary of the Noncompetition Agreement, neither Dravo, Dravo Basic nor Dravo Lime will directly or indirectly have an interest in or in any way assist any third party in undertaking to engage within a specified territory (the "Restricted Territory") in the quarrying, dredging, production, marketing, sale or distribution of aggregate products for use in (i) construction of civil, commercial or residential structures, pipelines or roads; (ii) production of asphalt and ready mix concrete, concrete pipe or block or other similar construction material; (iii) the construction of riverbanks, shores, jetties and other similar uses; and the production of agricultural limestone for use in soil neutralization applications for agricultural products (collectively, the "Construction Aggregates Markets").

For purposes of the Noncompetition Agreement, the Restricted Territory can be generally described as those counties in the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Maryland, Mississippi, New York, Ohio, Pennsylvania, Tennessee, Texas and West Virginia in which Dravo Basic previously operated its business.

Pursuant to the terms of the Distributorship Agreements, Dravo Lime appointed Materials to be its exclusive distributor for aggregates products produced at Dravo Lime's Longview, Alabama; Maysville, Kentucky; and Black River, Kentucky quarries and mines for resale to the Construction Aggregates Markets. During the term of each Distributorship Agreement, which run through December 31, 2002, Dravo Lime and Materials must annually mutually agree on annual tonnage targets for the limestone aggregate which will be produced by Dravo Lime and marketed by Materials in each year.

The foregoing summaries of the Acquisition Agreement and Noncompetition Agreement are qualified in their entirety by reference to those agreements, copies of which are filed as exhibits hereto.

Dravo applied the proceeds from the Sale Transaction primarily to reduce debt. The total debt of Dravo, after retirement of construction financing for an expansion project currently underway at Dravo Lime's Black River facility, will be approximately $43 million.

Item 7.    Financial Statements and Exhibits.

           a.     Financial Statements.

                  None.

           b.     Pro forma Financial Information.

                  Pro forma consolidated balance sheet at September 30, 1994

                  Pro forma consolidated statements of operations for twelve months ended December 31, 1993 and nine month period ended September 30, 1994

           c.     Exhibits.

                     2 Asset Purchase Agreement dated as of January 3, 1995 among Dravo Corporation, Dravo Basic Materials Company, Inc., Atchafalaya Mining Company, Inc. and Martin Marietta Materials, Inc.

                  10.1 Noncompetition and Nondisclosure Agreement dated January 3, 1995 by and among Dravo Corporation, Dravo Basic Materials Company, Inc., Dravo Lime Company and Martin Marietta Materials, Inc.

                   99.    Press Release of Dravo Corporation dated January 4,
                         1995

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DRAVO CORPORATION



Date:  January 17, 1995         By:ERNEST F. LADD III
                                     Name: Ernest F. Ladd III
                                     Title: Executive Vice President
                                             and Chief Financial Officer

                      DRAVO CORPORATION AND SUBSIDIARIES

                              Form 8-K, Item 7(b)

                  Pro Forma Financial Statements (Unaudited)


Effective December 31, 1994, Dravo Corporation caused to be sold to Martin Marietta Materials, Inc. substantially all of the assets of its construction aggregates business. Assets sold included the assets, properties and leases used by Dravo Basic Materials Company, Inc. and its 100 percent owned subsidiary, Atchafalaya Mining Company, Inc., in the production, marketing, distribution and sale of various aggregate products. Also sold was the capital stock of Dravo Bahama Rock Limited, a 100 percent owned subsidiary of Dravo Basic Materials. Certain assets and properties were excluded from the sale. Dravo, Dravo Basic Materials and Atchafalaya Mining retained substantially all obligations and liabilities which arose from or in connection with operations prior to the sale transaction.

Dravo received $122 million from the transaction, which is subject to adjustment pending an audit of Dravo Basic Materials' December 31, 1994 consolidated balance sheet. Proceeds from the sale were used to reduce current and long-term debt and an obligation recorded as a discontinued operations liability. Approximately $28 million was invested in short-term securities.

The pro forma balance sheet as of September 30, 1994 presents the financial position of Dravo Corporation assuming the disposition had been completed as of that date. The pro forma statements of operations for the year ended December 31, 1993 and for the nine months ended September 30, 1994 present the results of operations assuming that the disposition had been completed as of the beginning of the respective periods. These statements include all material adjustments necessary to restate the historical results to accommodate these assumptions. This pro forma data is provided for comparative purposes only and does not purport to be indicative of the results which actually would have been obtained if the disposition had been effected on the pro forma dates, or of the results which may be obtained in the future.

                          DRAVO CORPORATION AND SUBSIDIARIES
                         Pro Forma Consolidated Balance Sheet
                                (Unaudited, $ in 000's)

                                  SEPTEMBER 30, 1994



                                         Dravo      Pro Forma
                                      Historical   Adjustments Note Pro Forma
ASSETS
Current assets:
 Cash and cash equivalents             $     838     $  32,842  1,2  $  33,680
 Accounts receivable, net                 47,851       (28,659)  1      19,192
 Notes receivable, net                     2,690            --           2,690
 Inventories                              50,955       (39,295)  1      11,660
 Other current assets                      6,509        (3,555)  1       2,954

    Total current assets                 108,843       (38,667)         70,176


Advances to and equity in joint ventures   4,070        (1,653)  1       2,417
Notes receivable                           5,541            --           5,541
Other assets                              24,623        (3,926)  1      20,697
Deferred tax asset                        24,853            --          24,853

Property, plant and equipment            341,368      (156,484)1,3     184,884
Less: accumulated depreciation
  and amortization                       206,411      (106,560)  1      99,851

   Net property, plant and equipment         134,957   (49,924)         85,033

     Total assets                      $ 302,887     $ (94,170)      $ 208,717

















See notes to pro forma financial statements.

                          DRAVO CORPORATION AND SUBSIDIARIES
                         Pro Forma Consolidated Balance Sheet
                                (Unaudited, $ in 000's)

                                  SEPTEMBER 30, 1994
                                        Dravo       Pro Forma
                                      Historical   Adjustments Note  Pro Forma
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term notes   $   4,502     $  (4,265)  2   $     237
  Accounts payable - trade                35,640       (15,354)  2      20,286
  Income taxes                               508           286   2         794
  Accrued insurance                        3,209            --           3,209
  Accrued retirement contribution          6,838            --           6,838
  Net liabilities - discontinued operations1,913            --           1,913
  Accrued loss on leases - discontinued
    operations                             2,344            --           2,344
  Other current liabilities                7,940        (3,127) 1,2      4,813

    Total current liabilities             62,894       (22,460)         40,434

Long-term notes                          104,909       (62,347)   2     42,562
Net liabilities - discontinued operations 11,400        (4,135)   2      7,265
Other liabilities                          5,439            --           5,439
Accrued loss on leases - discontinued
  operations                               6,189            --           6,189

Redeemable preference stock:
  Par value $1, issued 200,000 shares:
  Series D, $12.35 cumulative, convertible,
  exchangeable (entitled in liquidation
  to $20.0 million)                       20,000            --          20,000

Shareholders' equity:
  Preference stock, par value $1,
  authorized 1,878,870: Series B, $2.475
  cumulative, convertible, issued 29,386
  shares                                      29            --              29
  Series D reported above
  Common stock, par value $1, authorized
    35,000,000 shares; issued 14,982,623  14,983            --          14,983
  Other capital                           63,290            --          63,290
  Retained earnings                       15,594        (5,228) 3-6     10,366
  Treasury stock at cost:
   Common shares - 119,221                (1,840)           --         (1,840)

     Total shareholders' equity           92,056        (5,228)         86,828

     Total liabilities and
      shareholders' equity             $ 302,887     $ (94,170)      $ 208,717

See notes to pro forma financial statements.

                          DRAVO CORPORATION AND SUBSIDIARIES
                    Pro Forma Consolidated Statement of Operations
                    (Unaudited, $ in 000's, except per share data)

                         NINE MONTHS ENDED SEPTEMBER 30, 1994
                                        Dravo       Pro Forma
                                      Historical   Adjustments Note  Pro Forma
Revenue                                $ 205,614    $ (111,883)  4   $  93,731
Cost of revenue                          172,725      (102,202)  4      70,523

   Gross profit                           32,889        (9,681)         23,208

Selling, general and
  administrative expenses                 22,195        (8,626)  4      13,569

    Earnings from operations              10,694        (1,055)          9,639

Other income (expenses):
  Equity in earnings of joint ventures     1,467          (482)  4         985
  Other income                               566          (367)  4         199
  Interest income                            568           758  4,6      1,326
  Interest expense                        (7,118)        3,605  4,5    (3,513)

   Net other expense                      (4,517)        3,514         (1,003)

Earnings before taxes                      6,177         2,459           8,636

Income tax expense                           432           177   4         609
Earnings from continuing
  operations                               5,745         2,282           8,027

Preference dividends                       1,909            --           1,909

Earnings from continuing operations
  applicable to common shares          $   3,836     $   2,282       $   6,118

Earnings per share:
   Continuing operations               $    0.26     $    0.15       $    0.41

Weighted average shares outstanding       14,932        14,932          14,932






See notes to pro forma financial statements.

                          DRAVO CORPORATION AND SUBSIDIARIES
                    Pro Forma Consolidated Statement of Operations
                    (unaudited, $ in 000's, except per share data)

                         TWELVE MONTHS ENDED DECEMBER 31, 1993
                                        Dravo       Pro Forma
                                      Historical   Adjustments Note  Pro Forma
Revenue                                $ 277,590    $ (149,155)  4   $ 128,435
Cost of revenue                          228,266      (135,279)  4      92,987

    Gross profit                          49,324       (13,876)         35,448

Selling, general and
  administrative expenses                 31,660       (13,101)  4      18,559

     Earnings from operations             17,664          (775)         16,889

Other income (expense):
  Equity in earnings (loss) of
   joint ventures                            (18)          591   4         573
  Other income                               692          (692)  4          --
  Interest income                          1,327           972  4,6      2,299
  Interest expense                        (9,194)        4,488  4,5    (4,706)

     Net other expense                    (7,193)        5,359         (1,834)

Earnings before taxes                     10,471         4,584          15,055

Income tax benefit                       (24,655)          541   4    (24,114)

Earnings from continuing operations       35,126         4,043          39,169

Preference dividends                       2,554            --           2,554

Earnings from continuing operations
  applicable to common shares          $  32,572     $   4,043       $  36,615

Earnings per share:
    Continuing operations              $    2.20     $    0.27       $    2.47

Weighted average shares outstanding       14,835        14,835          14,835







See notes to pro forma financial statements.

                      DRAVO CORPORATION AND SUBSIDIARIES

                    Notes to Pro Forma Financial Statements

The pro forma balance sheet and statements of operations have been prepared to reflect the disposition of the assets of Dravo Basic Materials, Inc. Proceeds from the sale essentially equalled the disposed assets net book value plus other costs associated with the transaction.

The pro forma balance sheet includes the following adjustments:

         1) Proceeds received from the sale transaction and removal of assets purchased.

         2) Proceeds from the sale were used to reduce the following obligations:

         ($ in 000's)

            Current liabilities                      $ 22,460
            Long-term notes:
              Revolving credit line                    43,400
              Notes payable                            18,947
            Net liabilities - discontinued operations   4,135

         3) Fees of $7.5 million associated with the long-term notes listed in footnote (2) have been written off to retained earnings.

The pro forma statements of operations include the following adjustments:

         4) Elimination of Dravo Basic Materials, Inc. results of operations.

         5) Reduction of interest expense as a result of a $66.5 million decrease in debt.

         6) Additional interest income due to assumed investment of excess cash.

                                 EXHIBIT INDEX



Exhibit No.                Description                       Page


 2                           Asset Purchase Agreement
                             dated as of January 3, 1995
                             among Dravo Corporation,
                             Dravo Basic Materials, Inc.,
                             Atchafalaya Mining Company,
                             Inc. and Martin Marietta
                             Materials, Inc.                    1-87

10.1                         Noncompetition and
                             Nondisclosure Agreement
                             dated January 3, 1995 by
                             and among Dravo Corporation,
                             Dravo Basic Materials Company,
                             Inc., Dravo Lime Company and
                             Martin Marietta Materials, Inc.     1-8

99                           Press Release dated                 1
                              January 4, 1995